Exhibit 10.1

SECOND AMENDMENT

TO

CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is effective as of September 27, 2002, (the “Effective Date”), by and among SOURCECORP INCORPORATED, formerly known as F.Y.I. Incorporated, a Delaware corporation (“Borrower”), BANK OF AMERICA, N.A., as a Lender and as Administrative Agent for Lenders (in such capacity, Administrative Agent”), and other Agents and Lenders party thereto.

A.           Borrower, Administrative Agent, and Lenders entered into that certain Credit Agreement dated as of April 3, 2001, as amended by the First Amendment to Credit Agreement dated as of June 27, 2001, (as the same may be further amended, modified, supplemented, restated or amended and restated from time to time, the “Credit Agreement”).

B.            Borrower has requested that Required Lenders amend certain terms and provisions of the Credit Agreement.

C.            Borrower, Administrative Agent, and Required Lenders have agreed, upon the following terms and conditions, to amend the Credit Agreement subject to and upon the terms and conditions provided herein.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other valuable consideration, the parties hereto agree as follows:

Section 1.  Defined Terms; References.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

Section 2.  Amendments to Credit Agreement.  Effective as of the Effective Date, but subject to satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement is hereby amended as set forth below.

(a)            The definition of F.Y.I. set forth in Article 1 of the Credit Agreement is amended in its entirety to read as follows:

“F.Y.I.” means SOURCECORP, Incorporated, a Delaware corporation, formerly known as F.Y.I. Incorporated.

(b)           Subsection (C) of the second proviso of Section 2.1(a) of the Credit Agreement shall be amended in its entirety to read as follows;

“(C) each Swingline Advance shall be payable on the earlier of demand or the Maturity Date”.

(c)           Section 8.14 of the Credit Agreement is deleted in its entirety.

(d)           Section 10.3 of the Credit Agreement is amended in its entirety to read as follows:

“Section 10.3         Consolidated Fixed Charge Coverage Ratio.  F.Y.I. will not permit the Consolidated Fixed Charge Coverage Ratio, calculated as of the end of each fiscal quarter of F.Y.I. commencing with the fiscal quarter ended March 31, 2001, for the four fiscal quarters of F.Y.I. then ended, to be less than the ratio set forth below for the period during which such fiscal quarter end occurs:

Period	Ratio
From March 31, 2001, through and including December 31, 2003	1.25 to 1.00
From January 1, 2004 and at all times thereafter	1.35 to 1.00”

Section 3.  Conditions to Effectiveness.  This Amendment shall become effective as of the date first set forth above when and if Administrative Agent has received the following:

(a)            this Amendment, duly executed by Borrower, each Guarantor, the Required Lenders and Administrative Agent;

(b)           a certificate of a Responsible Officer, certifying the names and true signatures of the officers of Borrower authorized to execute and deliver this Amendment; and

(c)            such other assurances, certificates, documents, consents and opinions as the Administrative Agent may reasonably require.

Section 4.  Representations and Warranties of Borrower.  Borrower represents and warrants to the Lenders and Administrative Agent as set forth below.

(a)            The execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval not heretofore obtained of any director, stockholder, security holder or creditor of Borrower, (ii) violate or conflict with any provision of Borrower’s Articles of Incorporation, (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or leased or hereafter acquired by Borrower, (iv) violate any laws applicable to Borrower or (v) result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement to which Borrower is a party or by which Borrower or any of its Property is bound or affected.

(b)           No authorization, consent, approval, order license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable law the execution, delivery and performance by Borrower of this Amendment and the Credit Agreement, as amended hereby.

(c)            Each of this Amendment and the Credit Agreement, as amended hereby, has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by the Bankruptcy Code and other debtor relief laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

(d)           The representations and warranties of Borrower contained in Article 7 of the Credit Agreement are true and correct in all material respects as though made on and as of the Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).

(e)            No Default or Event of Default exists or would result from the effectiveness of this Amendment.

(f)            Borrower agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file, and record such additional documents and certificates as Administrative Agent may reasonably request in order to create, perfect, preserve, and protect those guaranties, assurances, and Liens.

Section 5.  Reference to and Effect on Loan Documents.

(a)            On and after the Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or any other expression of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement,” “thereunder,” “thereof,” “therein” or any other expression of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this Agreement.

(b)           Except as specifically amended hereby, all provisions of the Credit Agreement and all Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c)            Except as otherwise expressly provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents or constitute a waiver of any provision of any of the Loan Documents.

(d)           Borrower (A) ratifies and confirms all provisions of the Loan Documents applicable to Borrower, and (B) ratifies and confirms that all guaranties, assurances, and Liens granted, conveyed, or assigned to Administrative Agent under the Loan Documents by Borrower are not released, reduced, or otherwise adversely affected by this Amendment and continue to guarantee, assure, and secure full payment and performance of the present and future Obligations.

Section 6.  Costs and Expenses.  Borrower agrees to pay on demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities hereunder and thereunder.

Section 7.  Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.  This agreement, when countersigned by the parties hereto, shall be a “Loan Document” as defined and referred to in the Credit Agreement and the other Loan Documents.

Section 8.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

Section 9.  ENTIRETY.  THIS AMENDMENT, THE CREDIT AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

SOURCECORP, INCORPORATED, as Borrower

By:	/s/ Barry L. Edwards
Barry L. Edwards
Chief Financial Officer

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Suzanne M. Paul
Suzanne M. Paul,
Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Steven A. MacKenzie
Steven A. MacKenzie,
Vice President

THE BANK OF NOVA SCOTIA, as a Lender

By:	/s/ Chris Johnson
Name: Chris Johnson
Title: Industry Head

BANK ONE, N.A., as a Lender

By:	/s/ Wyatt Dickson
Name: Wyatt Dickson
Title: First Vice President

BNP PARIBAS, as a Lender

By:	/s/ Jeff Tebeaux
Name: Jeff Tebeaux
Title: Associate

By:	/s/ Henry F. Setina
Name: Henry F. Setina
Title: Director

JP MORGAN CHASE BANK, as a Lender

By:	/s/ Jorge L. Calderon
Name: Jorge L. Calderon
Title: Senior Vice President

WACHOVIA BANK, as a Lender

By:	/s/ Robert Wilson
Name: Robert Wilson
Title: Vice President

RAYMOND JAMES BANK, FSB, as a Lender

By:
Name:
Title:

SUNTRUST BANK, as syndication agent and as a Lender

By:	/s/ Daniel S. Komitor
Name: Daniel S. Komitor
Title: Director

TEXAS CAPITAL BANK, N.A., as a Lender

By:	/s/ Paul Howell
Name: Paul Howell
Title: Vice President

WASHINGTON MUTUAL BANK, as a Lender

By:
Name:
Title:

WELLS FARGO BANK, N.A., as documentation agent and as a Lender

By:	/s/ Zach Johnson
Name: Zach Johnson
Title: Vice President